Exhibit 99

             THE MCGRAW-HILL COMPANIES REPORTS 18.6% INCREASE IN
                           SECOND QUARTER EPS TO $0.51

                             REVENUE GROWS BY 16.9%

    NEW YORK, July 26 /PRNewswire-FirstCall/ -- The McGraw-Hill Companies (NYSE:
MHP) today announced diluted earnings per share from continuing operations of $0.51 for the second quarter of 2005, an 18.6% increase over the $0.43 reported for the same period last year. The second quarter 2005 results include $0.03 dilution from acquisitions in 2004 and 2005. All prior year earnings per share have been adjusted to reflect the two-for-one stock split that was distributed on May 17, 2005 to shareholders of record on May 6, 2005.

    "Net income for the second quarter was $195 million versus $165.6 million for the same period last year.

    "Revenue for the second quarter grew by 16.9% to $1.5 billion.

    "A record performance at Financial Services and a solid increase at McGraw-Hill Education were key to our second quarter results," said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies.

    "For the first half of 2005, earnings per share from continuing operations were $0.71 versus $0.63 for the same period last year.

    "The first-half results of 2005 reflect $0.04 of dilution from acquisitions in 2004 and 2005. The 2004 results include a non-cash benefit of $0.05 per share of accrued tax liabilities following the completion of various federal, state, local and foreign tax audits.

    Education: "Revenue for this segment in the second quarter grew by 14.8% to $628.6 million while operating profit improved by 25.5% to $71.6 million. Foreign exchange rates contributed $3.4 million to revenue and had a slightly positive impact on operating profit.

    "Revenue for the McGraw-Hill School Education Group increased 17.0% in the second quarter to $414.4 million. Revenue for McGraw-Hill Higher Education, Professional and International Group grew by 10.9% to $214.2 million.

    "A very good year is taking shape for the McGraw-Hill School Education Group even if Texas does not provide all the funding we had anticipated in 2005. The Texas legislature recently approved $295 million for instructional materials the state adopted for purchasing this year, but funding is contingent on decisions lawmakers now meeting in a special session will make on taxes and other school financing issues.

    "In the second quarter, the breadth and depth of McGraw-Hill School Education's product lineup helped us grow in the state adoption market, the open territories and in testing.

    "The biggest new state adoption opportunity this year was in social studies. With most district-level decision-making completed by the end of the second quarter, our middle and high school programs led the secondary market with powerful performances in Florida and Alabama. Our elementary health program captured leading shares in California, Indiana, and South Carolina, while both our elementary and secondary science programs achieved excellent results in North Carolina and Indiana.

    "In Texas, we started to benefit from funding that was released in the second quarter for the purchase of business, family and consumer science and technology products. Sales of these vocational and technology programs had been scheduled in 2004, but were postponed because of funding issues. Residual sales in reading and math also contributed to our strong second quarter performance in Texas.

    "Our alternative basals, Open Court Reading and Everyday Mathematics, have continued to capture new sales across the country. Our elementary school products realized incremental revenue from Reading First, the program created as part of the No Child Left Behind Act to ensure children can read at or above grade level by the end of third grade. To reinforce that effort, the Los Angeles Unified School District is purchasing Kaleidoscope, our new intervention product for the elementary grades.

    "To meet No Child Left Behind requirements for testing in reading and math in grades three through eight at the end of the 2005-06 academic year, states have been developing standards-based assessment programs. State compliance activity has created solid growth in our custom contracts business, which is offsetting declining sales for national, norm-referenced assessments. We also benefited from the expansion of business with the State of Qatar's National Assessment Program.

    "Our higher education products sold well here and abroad. In the U.S. college and university market, we are particularly encouraged by the second quarter performance in Science, Engineering and Math, which introduced new editions of some of its best sellers in chemistry, biology and mathematics. With our other major imprints in Humanities, Social Science and Language, and Business and Economics also producing increases in the second quarter, we continue to expect to gain share in the U.S. college and university market this year.

    "In professional markets, our medical titles generated solid results. New 16th editions of Harrison's Manual of Medicine, published in February, and Harrison's Principles of Internal Medicine, published last July, were primary drivers. A Spanish-language edition of Harrison's Principles of Internal Medicine sold well in Mexico.

    "Four of our leading trade titles were recognized as best sellers in the second quarter. Crucial Conversations, The Millionaire Real Estate Investor and The Millionaire Real Estate Agent all made it onto BusinessWeek's list of best sellers. Wooden on Leadership was on The Wall Street Journal's list.

    Financial Services: "Revenue for this segment in the second quarter increased 18.4% to $597.4 million and operating profit grew by 20.6% to $258.3 million compared to the same period in 2004. Foreign exchange rates contributed $4.4 million to revenue and $5.3 million to operating profit in the second quarter of 2005.

    "Standard & Poor's growing geographic and product diversity in debt and equity markets around the world produced another record quarter. Setting the pace were international credit ratings and services, which grew faster than domestic products and accounted for 35% of ratings revenue. International ratings accounted for 33% of ratings revenue in the second quarter last year.

    "Issuer and investor appetite for securitized debt again played a key role in our results. Structured finance showed strength across all asset classes and in all of our international regions - Europe, Asia, Latin America and Canada. In Europe, our largest overseas market, Mortgage-Backed Securities and Collateralized Debt Obligations, were particularly strong as investors sought a combination of attractive yields, good credit quality and asset protection.

    "In the United States, the Residential Mortgage-Backed Securities market continued to confound predictions of a slowdown. A strong housing market, lower than expected interest rates and a proliferation of new mortgage products, including hybrid adjustable rate mortgages, negative amortization loans and interest-only mortgages, helped produce a 39.9% increase in new issue dollar volume in the second quarter.

    "The Commercial Mortgage-Backed Securities market set a new U.S. record for issuance in the second quarter as dollar volume soared by 75.8%.

    "The Collateralized Debt Obligations in the U.S. market grew by 64.1% in the second quarter versus the same period last year.

    "A steep decline in high-yield issuance and a slowdown in investment-grade activity curtailed growth in corporates in the second quarter. Public finance benefited from a surge in refunding activity.

    "New issue dollar volume grew in the United States and European bond markets in the second quarter versus the same period in 2004. In the U.S., total new issue dollar volume was up 23.0%. Corporate new issuance declined by 2.0%. Public finance grew by 3.0%. Mortgage-Backed issuance climbed by 44.2% while Asset-Backed issuance increased 29.1% according to reports from Securities Data Corporation and Harrison Scott Publications.

    "In Europe, new issue dollar volume was up 47.8%, according to Securities Data Corporation and Harrison Scott Publications.

    "We continue to benefit from ratings and services that are not tied to new issuance. They represent just over 19% of ratings revenue in the second quarter as financial strength ratings of insurance companies, counterparty credit ratings and performance evaluation services helped offset a decline in bank loan ratings and rating evaluation services.

    "In equity markets, our sales of independent research continue to grow to participants in the Global Research Settlement and to non-settlement firms here and abroad.

    "With assets under management in Exchange-Traded Funds (ETFs) based on S&P indexes growing by 31.2% over the prior year, our indexes produced a solid gain. At the end of June 2005, there was $118.2 billion in assets under management in those ETFs.

    "Volume also grew in contracts for exchange-traded derivatives based on S&P indexes at the Chicago Board Option Exchange, the Chicago Mercantile Exchange and other options exchanges. Daily average volume in the second quarter for options based on Standard & Poor's Depositary Receipts (SPDRs) was 164,750. At the Chicago Board Option Exchange, daily average volume for the S&P 500 options contract was 260,139 in the second quarter.

    Information and Media Services: "Revenue for this segment in the second quarter grew by 18.6% to $230.3 million compared to the same period last year. J.D. Power and Associates, which was acquired on April 1, 2005, accounted for $33.6 million of the revenue increase in the second quarter. Operating profit in the second quarter fell $11.2 million to $13.6 million due to a decline in advertising and $8.9 million of acquisition-related costs at J.D. Power and Associates.

    "Foreign exchange rates had an immaterial effect on revenue, but reduced operating profit by $0.2 million in the second quarter.

    "Revenue for the Broadcasting Group in the second quarter was off 0.4% to $27.9 million as growth in local-time sales virtually offset a decline in national and political advertising.

    "Revenue for the Business-to-Business Group, which includes BusinessWeek, J.D. Power and Associates, construction, energy, aviation, and healthcare products and services, increased 21.8% to $202.4 million in the second quarter. The revenue increase reflects the acquisition of J.D. Power and Associates and gains in information products and services, which offset a fall-off in advertising revenue.

    "Advertising pages for BusinessWeek's North American edition were off 9.2% in the second quarter, according to the Publishers Information Bureau.

    "We're pleased with J.D. Power and Associates' progress in the second quarter. Auto and non-auto businesses produced substantial increases in revenue. The integration is proceeding smoothly.

    "Increases in advertising revenue at Architectural Record, ENR, the regional publications and from our newly-launched magazines, My House and Constructor, helped offset softness elsewhere in construction. In the second quarter of 2005, we continued to make investments in the McGraw-Hill Construction Network to strengthen its effectiveness and efficiency.

    "In a volatile oil market, the demand for our news and pricing information continued to grow.

    "Aviation Week benefited from the Paris Air Show, which was held in the second quarter.

    The Outlook: "Given the strength of our first-half performance and the outlook for the second half, we are increasing our earnings guidance for the year. We now expect double-digit growth in earnings per share from continuing operations, including $0.08 to $0.09 dilution from acquisitions in 2004 and 2005 and changes in pension plan assumptions for 2005, but excluding the 2004 non-cash benefit of $0.05 per share from accrued tax liabilities."

    Conference Call/Webcast Details: The Corporation's senior management will review the second quarter 2005 earnings results on a conference call scheduled for this morning, July 26th, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Corporation's Investor Presentations website at www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in by 8:20 AM Eastern Time and register before the start of the call. Domestic participants may call toll-free (800) 857-9633; international participants may call +1 (630) 395-0023 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. The conference call will also be Webcast. Go to the Corporation's Investor Relations website and click on the Earnings Announcement link under Investor Presentation Webcasts. At the Event Details screen, select the Webcast link. You will need Windows Media Player. The prepared remarks and slides will be available for downloading from the Investor Relations website's Investor Presentations archive several hours after the end of the call and a Webcast replay will be available until August 2, 2005.

    The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, political and regulatory conditions, the health of capital and equity markets, including possible future interest rate changes, the pace of recovery in the economy and in advertising, the level of expenditures in the education market, the successful marketing of competitive products and the effect of competitive products and pricing.

    About The McGraw-Hill Companies:
    Founded in 1888, The McGraw-Hill Companies is a global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor's, McGraw-Hill Education and BusinessWeek. The Corporation has more than 300 offices in 40 countries. Sales in 2004 were $5.3 billion. Additional information is available at http://www.mcgraw-hill.com.

                            The McGraw-Hill Companies
                              Statements of Income
                      Periods ended June 30, 2005 and 2004

                    (in thousands, except per share data)

                                                               Three Months
                                                ------------------------------------------
(unaudited)                                         2005           2004         % Change
--------------------------------------------    ------------   ------------   ------------
Revenue                                         $  1,456,277   $  1,245,962           16.9
Expenses, net                                      1,142,304        980,902           16.5
                                                ------------   ------------
Income from operations                               313,973        265,060           18.5
Interest expense                                       3,512          2,161           62.5
                                                ------------   ------------
Income from continuing operations before
 taxes on income                                     310,461        262,899           18.1
Provision for taxes on income                        115,491         97,273           18.7
                                                ------------   ------------
Income from continuing operations                    194,970        165,626           17.7
                                                ------------   ------------
Discontinued operations:
  Loss from operations of discontinued
   component                                               -              -            N/M
  Income tax benefit                                       -              -            N/M
                                                ------------   ------------
  Loss from discontinued operations                        -              -            N/M
                                                ------------   ------------
Net income                                      $    194,970   $    165,626           17.7
                                                ============   ============
Earnings per common share:
  Basic earnings per share:
  -------------------------
  Income from continuing operations             $       0.52   $       0.44           18.2
                                                ============   ============
  Net income                                    $       0.52   $       0.44           18.2
                                                ============   ============
  Diluted earnings per share:
  ---------------------------
  Income from continuing operations             $       0.51   $       0.43           18.6
                                                ============   ============
  Net income                                    $       0.51   $       0.43           18.6
                                                ============   ============
Dividend per common share                       $      0.165   $      0.150           10.0
Average number of common shares outstanding:
  Basic                                              373,534        379,180
  Diluted                                            380,047        385,214

N/M - not meaningful

                            The McGraw-Hill Companies
                              Statements of Income
                      Periods ended June 30, 2005 and 2004

                    (in thousands, except per share data)

                                                                Six Months
                                                ------------------------------------------
(unaudited)                                         2005           2004         % Change
--------------------------------------------    ------------   ------------   ------------
Revenue                                         $  2,485,283   $  2,165,829           14.7
Expenses, net                                      2,045,636      1,809,721           13.0
                                                ------------   ------------
Income from
 operations                                          439,647        356,108           23.5
Interest expense                                       4,210          3,898            8.0
                                                ------------   ------------
Income from continuing operations before
 taxes on income                                     435,437        352,210           23.6
Provision for taxes on income                        161,732        110,318           46.6
                                                ------------   ------------
Income from continuing operations                    273,705        241,892           13.2
                                                ------------   ------------
Discontinued operations:
  Loss from operations of discontinued
   component                                               -           (931)           N/M
  Income tax benefit                                       -           (344)           N/M
                                                ------------   ------------
  Loss from discontinued operations                        -           (587)           N/M
                                                ------------   ------------
Net income                                      $    273,705   $    241,305           13.4
                                                ============   ============
Earnings per common share:
  Basic earnings per share:
  -------------------------
  Income from continuing operations             $       0.73   $       0.64           14.1
                                                ============   ============
  Net income                                    $       0.73   $       0.63           15.9
                                                ============   ============
  Diluted earnings per share:
  ---------------------------
  Income from continuing operations             $       0.71   $       0.63           12.7
                                                ============   ============
  Net income                                    $       0.71   $       0.63           12.7
                                                ============   ============
Dividend per common share                       $      0.330   $      0.300           10.0
                                                ============   ============
Average number of common shares outstanding:
    Basic                                            376,191        380,226
    Diluted                                          383,332        386,152

N/M - not meaningful

                                    EXHIBIT 1

                            The McGraw-Hill Companies
                          Operating Results by Segment
                      Periods ended June 30, 2005 and 2004

                                                                  Revenue
                                                -------------------------------------------
                                                                               % Favorable
(unaudited)                                         2005           2004       (Unfavorable)
--------------------------------------------    ------------   ------------   -------------
                                                           (dollars in thousands)
Three Months
McGraw-Hill Education                           $    628,647   $    547,386            14.8
Financial Services                                   597,366        504,472            18.4
Information and Media Services                       230,264        194,104            18.6
                                                ------------   ------------
Total revenue                                   $  1,456,277   $  1,245,962            16.9
                                                ============   ============

                                                                  Revenue
                                                -------------------------------------------
                                                                               % Favorable
(unaudited)                                         2005           2004       (Unfavorable)
--------------------------------------------    ------------   ------------   -------------
                                                           (dollars in thousands)
Six Months
McGraw-Hill Education                           $    935,947   $    833,875            12.2
Financial Services                                 1,144,647        961,107            19.1
Information and Media Services                       404,689        370,847             9.1
                                                ------------   ------------
Total revenue                                   $  2,485,283   $  2,165,829            14.7
                                                ============   ============

                        The McGraw-Hill Companies
                      Operating Results by Segment
                  Periods ended June 30, 2005 and 2004

                                                              Operating Profit
                                                -------------------------------------------
                                                                               % Favorable
(unaudited)                                         2005           2004       (Unfavorable)
--------------------------------------------    ------------   ------------   -------------
                                                           (dollars in thousands)
Three Months
McGraw-Hill Education                           $     71,591   $     57,055            25.5
Financial Services                                   258,286        214,205            20.6
Information and Media Services                        13,608         24,841           (45.2)
                                                ------------   ------------
Total operating segments                             343,485        296,101            16.0
General corporate expense                            (29,512)       (31,041)            4.9
Interest expense                                      (3,512)        (2,161)          (62.5)
                                                ------------   ------------
Total operating profit                          $    310,461*  $    262,899*           18.1
                                                ============   ============

                                                              Operating Profit
                                                -------------------------------------------
                                                                               % Favorable
(unaudited)                                         2005           2004       (Unfavorable)
--------------------------------------------    ------------   ------------   -------------
                                                           (dollars in thousands)
Six Months
McGraw-Hill Education                           $     (7,083)  $    (11,741)           39.7
Financial Services                                   480,798        388,044            23.9
Information and Media Services                        18,354         38,492           (52.3)
                                                ------------   ------------
Total operating segments                             492,069        414,795            18.6
General corporate expense                            (52,422)       (58,687)           10.7
Interest expense                                      (4,210)        (3,898)           (8.0)
                                                ------------   ------------
Total operating profit                          $    435,437*  $    352,210*           23.6
                                                ============   ============

* Income from continuing operations before taxes on income

                                    EXHIBIT 2

SOURCE  The McGraw-Hill Companies
    -0-                             07/26/2005
    /CONTACT:  Media Relations Contacts:
               Steven H.  Weiss
               Vice President, Corporate Communications
               The McGraw-Hill Companies
               (212) 512-2247 (office)
               (917) 374-2024 (mobile)
               (212) 580-2565 (home)
               weissh@mcgraw-hill.com

               Tom DiPiazza
               Senior Director, Corporate Communications
               (212) 512-4145 (office)
               (917) 328-7582 (mobile)
               tom_dipiazza@mcgraw-hill.com

               Investor Relations Contact:
               Donald S. Rubin
               Senior Vice President, Investor Relations
               The McGraw-Hill Companies
               (212) 512-4321 (office)
               (212) 512-3840 (fax)
               donald_rubin@mcgraw-hill.com/
    /Web site:  http://www.mcgraw-hill.com /